Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-123218), Form S-4 (Nos. 333-89862 and 333-109353) and Form S-8 (Nos. 333-60730, 333-27459, 333-67033, 333-87996 and 333-105081) of Jarden Corporation of our report dated March 15, 2005 relating to the financial statements of The Holmes Group, Inc., which appears in the Current Report on Form 8-K/A of Jarden Corporation dated September 29, 2005.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 29, 2005